                                                                  EXHIBIT 99.1



CASELLA WASTE SYSTEMS CONTINUES STRATEGIC RESTRUCTURING AND REFOCUSING EFFORTS; ANNOUNCES PRIMARILY NON-CASH CHARGES FOR FOURTH QUARTER

COMPANY GIVES GUIDANCE ON FISCAL YEAR 2002; RELEASES FOURTH QUARTER, FISCAL YEAR 2001 RESULTS

     RUTLAND, VERMONT--(June 28, 2001) Casella Waste Systems announced today that it is taking a number of restructuring, asset impairment and other non-recurring charges in its fiscal year 2001 fourth quarter aimed at strengthening its core franchise of traditional solid waste businesses and positioning the company for more stable and predictable financial performance.

     The company said it will take restructuring, asset impairment and other non-recurring charges of approximately $112 million in its fiscal year 2001 fourth quarter, which ended April 30, 2001. Approximately $100 million of this total are non-cash charges, the company said.

     "These charges are an important part of our continuing effort to refocus the company," John W. Casella said. "By resolving issues primarily related to the goodwill associated with the KTI transaction, and continuing with the disposition of non-core assets, we're clearly on a path to giving our assets the best possible springboard.

     "Our unequivocal focus is to build on our roots as a strong, integrated regional waste services franchise, shaping a company poised to generate stronger, more predictable financial performance," Casella said.

     Over $77 million of the non-cash charges are related to the impairment of goodwill from the acquisition of KTI. The company also took charges for the closure of certain facilities, severance payments to terminated employees, and losses on sale of non-core assets completed in the fourth quarter.



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CASELLA WASTE SYSTEMS, INC.
06/28/01


     The company also settled a number of outstanding lawsuits.

     "These restructuring charges can be characterized as necessary, and are a key component of our effort to realign our assets and focus on our core business," Casella said.

FOURTH QUARTER FISCAL YEAR 2001 RESULTS

     The company also reported pro forma earnings per share (EPS) for the fourth quarter of ($0.07). Revenues for the quarter ended April 30, 2001 were $99.6 million, and pro forma earnings before interest, taxes, depreciation and amortization (EBITDA) was $17.0 million.

     For fiscal year 2001, the company reported pro forma revenues of $479.8 million, EBITDA of $94.7 million, and pro forma earnings per share of $0.06.

     As of April 30,2001, the company had cash on hand of $37.2 million, and had an outstanding debt balance was $369.3 million.

     Results for the quarter are pro forma, and exclude restructuring, asset impairment and other non-recurring charges of approximately $112 million.

     "We were impacted in the fourth quarter by severe winter weather in our region, affecting both revenue and operating costs," Casella said. "Other factors included continued softness in recyclable commodities prices.

     "On the positive side, legal victories in key cases relating to the expansion at our North Country Environmental Services landfill in New Hampshire, and SERF in Maine late last year have helped set the stage for long-term stability and strength in our disposal network, and bode well for what we expect will be continued strength and improvement in our core operations."

     "These restructuring charges, and fourth quarter numbers, mark for us a turning point, and we expect will form the foundation for our return to consistent, reliable performance."

FISCAL 2002 OUTLOOK

     As previously announced, the company is hosting a meeting in New York City this morning for analysts, shareholders and interested investors to discuss its fiscal


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CASELLA WASTE SYSTEMS, INC.
06/28/01


2002 expectations. The presentation is scheduled for 10 a.m. to noon, and will be held at the Regency Hotel, 540 Park Avenue. Interested individuals can attend the presentation in person, or participate by telephone. The presentation will also be available concurrently on the company's website.

   For fiscal year 2002, the company believes that its results will be in the following ranges:

     |X|  Revenues to be in the range of $426 million to $441 million

     |X|  EBITDA in the range of $92 to $96 million

     |X|  Operating free cash flow in the range of $18 million to $22 million

     |X| Total debt at April 30, 2002 is projected to be between $312 million and $316 million.

     "We expect to meet these goals through the solid execution of our focused effort to return the company to its roots as a traditional solid waste company," Casella said. "We remain committed to the continuing divestiture of non-core assets, which will play a key role in making stability and predictability the hallmarks of our financial performance in this and future fiscal years."

     Casella Waste Systems, headquartered in Rutland, Vermont, is a regional, integrated, non-hazardous solid waste services company providing collection, transfer, disposal, and recycling services primarily in the northeastern United States.

     For further information, contact Joseph Fusco, vice president at (802) 775-0325; or visit the company's website at www.casella.com.

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as the Company "believes," "anticipates," "expects" or words of similar import. Similarly, statements that describe the Company's future plans, objectives or goals are forward-looking statements. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things:

o our ability to successfully integrate KTI's operations with our solid waste assets, including risks and uncertainties relating to our ability to achieve projected earnings estimates and achieve anticipated synergies;

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CASELLA WASTE SYSTEMS, INC.
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o    our ability to successfully divest of non-core assets;
o the impact of our increased leverage on our ability to make future acquisitions, including our increased borrowing costs, which have adversely impacted our operating results, and the amount of the indebtedness;
o our ability to borrow additional funds to enable us to make acquisitions and to meet our other liquidity needs from time to time;
o our ability to continue our growth through acquisitions, including risks and uncertainties concerning the availability of desirable acquisition candidates;
o    our dependence on our senior management team;
o our ability to finance acquisitions with cash or with our stock, including the risk that we will not have sufficient capital resources, that our bank group will not consent to acquisitions that management considers important, that our stock price will not be sufficiently attractive for use in an acquisition or that we will be unable to raise sufficient additional capital;
o the potential impact of environmental and other regulations on our business;
o    the effect of price fluctuations of recyclable materials processed by us;
o    the seasonality of our revenues;
o the geographic concentration of our business, including the risk that weather-related conditions or a regional economic downturn could materially impact our business;
o our obligation to pay a percentage of the equity in one of our waste-to-energy facilities to certain municipalities, including the risk that we have underestimated the fair market value of that facility;
o the effects of competition, including on our ability to maintain our operating margins; o the limited customer base for our steam generating plants, including the fact that these plants sell their entire output to a few customers and lack the capacity to meet all of their commitments;
o the potential impact on our business in the event that we have inadequately accrued for closure or post-closure costs related to our landfills;
o our ability to obtain new contracts in the event that we are unable to obtain means of financial assurance to secure our contractual performance;
o the potential impairment charges against earnings related to long-lived assets and acquisitions which may result from possible future business events;
o our ability to manage our core assets in new, urban geographic markets, including the eastern Massachusetts market; and
o our ability to manage and/or divest non-core assets in a timely manner without undue diversion of management resources.

Other factors which could materially affect such forward-looking statements can be found in our periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in Management's Discussion and Analysis in our Form 10-K for the fiscal year ended April 30, 2000 and in our most recently-filed Form 10-Q.

(TABLES FOLLOW)

-30-
06/28/01


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CASELLA WASTE SYSTEMS, INC.
06/28/01



                  CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                    (in thousands, except amounts per share)

                                                          Three Months Ended                       Twelve Months Ended
                                          --------------------------------------------- --------------------------------------------
                                               April 30,      April 30,     April 30,      April 30,      April 30,      April 30,
                                                 2000           2001         2001(1)          2000          2001          2001(1)
                                              (restated)                   (proforma)      (restated)                    (proforma)
                                          ---------------- -------------- ------------- -------------- -------------- --------------
Revenues                                       $119,899        $99,583       $99,583        $315,808      $479,816        $479,816
                                          -------------    -----------    ----------    ------------   -----------    ------------
Operating Expenses:
  Cost of Operations                             78,835         67,396        67,396         196,291       323,703         323,244
  General and Administrative                     14,665         17,515        15,062          40,323        62,612          60,834
  Depreciation and Amortization                  13,261         13,025        13,025          38,456        52,883          52,883
  Impairment Charge                                   0         58,619             0               0        58,619               0
  Restructuring and Other
    Non-recurring Charges                             0         10,964             0           1,491        10,964               0
                                          -------------    -----------    ----------    ------------   -----------    ------------
                                                106,761        167,519        95,483         276,561       508,781         436,961
                                          -------------    -----------    ----------    ------------   -----------    ------------
Operating Income                                 13,138        (67,936)        4,100          39,247       (28,965)         42,855
                                          -------------    -----------    ----------    ------------   -----------    ------------
Other (Income) Expenses
  Interest Expense, Net                           7,545          8,745         8,745          15,704        38,647          38,647
  Equity loss from OCI / New Heights
    restructuring                                 1,080         11,384             0             975        22,050               0
  Equity in Income of GreenFiber                      0         (1,803)       (1,803)              0        (2,648)         (3,264)
  Equity loss from GreenFiber restructuring           0              0             0               0         6,854               0
  Gain on sale of Bangor Hydro warrants               0         (1,605)            0               0        (3,131)              0
  Minority Interest                                 353             77            77             502         1,026           1,026
  Other Expenses, net                             1,132          3,541          (851)            646         3,209          (1,183)
                                          -------------    -----------    ----------    ------------   -----------    ------------
                                                 10,110         20,339         6,168          17,827        66,007          35,226
                                          -------------    -----------    ----------    ------------   -----------    ------------
Income (Loss) from Continuing Operations
  before Income Taxes                             3,028        (88,275)       (2,068)         21,420       (94,972)          7,629
Provision (Benefit) for Income Taxes              2,386        (13,990)       (1,137)         10,888       (12,731)          4,196
                                          -------------    -----------    ----------    ------------   -----------    ------------
Net Income from Continuing Operations
  before Discontinued Operations and
  Extraordinary Item                                642        (74,285)         (931)         10,532       (82,241)          3,433
Loss from Discontinued Operations,
  net of Income Taxes                            (1,739)        14,758             0          (1,151)       15,448               0
Estimated Loss on Disposal of Discontinued
  Operations, net of Income Taxes                     0          3,846             0               0         3,846               0
                                          -------------    -----------    ----------    ------------   -----------    ------------
                                                 (1,739)        18,604             0          (1,151)       19,294               0
                                          -------------    -----------    ----------    ------------   -----------    ------------
Extraordinary Item - Early Extinguishment
  of Debt net of Income taxes                         0              0             0             631             0               0
                                          -------------    -----------    ----------    ------------   -----------    ------------
Net Income (Loss)                                 2,381        (92,889)         (931)         11,052      (101,535)          3,433
Preferred Stock Dividend                              0            680           680               0         1,970           1,970
                                          -------------    -----------    ----------    ------------   -----------    ------------
Net Income available to Common Shareholders      $2,381       ($93,569)      ($1,611)        $11,052     ($103,505)         $1,463
EBIT                                             13,138        (67,936)        4,100          39,247       (28,965)         42,855
EBITDA                                           26,046         14,595        17,048          77,201        92,475          94,712
Common Stock and Common
 Stock Equivalent Shares Outstanding,
 Assuming Full Dilution                          23,476         23,543        23,543          19,272        23,554          23,554
                                          =============    ===========    ==========    ============   ===========    ============
Earnings per Share                                $0.10         ($3.96)       ($0.07)          $0.57        ($4.39)          $0.06
                                          =============    ===========    ==========    ============   ===========    ============


The accompanying notes are an integral part of these consolidated financial statements.

NOTES:

1. The fourth quarter includes restructuring and other non-recurring charges amounting to $112 million, $90 million of which is non cash. The pro forma column excludes the following items:

(i)   General & Administrative includes increase in Bad Debt
      and Self Insurance Reserves                                                                $2,453
                                                                                          -------------
(ii)  The impairment charge represents the write off of primarily
      intangible assets, mainly arising from the acquisition of KTI                             $58,619
                                                                                          -------------
(iii) The restructuring and non-recurring charges include the following:

Settlement of lawsuits                                                                           $4,209
Severance                                                                                         3,786
Facility closures                                                                                 1,826
Miscellaneous/Other                                                                               1,143
                                                                                          -------------
                                                                                                $10,964
                                                                                          -------------

(iv)  The equity loss from OCI/New Heights restructuring represents
 -  the write down to net realizable value                                                       10,588
 - equity losses                                                                                    796
                                                                                          -------------
                                                                                                 11,384
                                                                                          -------------

(v)   Other Income (net) includes the following non-recurring charges:
Early termination of Maine Energy LC                                                             $1,390
Losses on sale of non-core assets                                                                 3,002
                                                                                          -------------
                                                                                                 $4,392
                                                                                          -------------

(vi)  Discontinued operations include the Tire business, the Commercial
      Recycling facilities as well as a wood mulch processing business located in Newark, NJ.

      Losses from Discontinued Operations (Tax effected = $14,758)
      Passaic  - Impairment                                                                    $20,068

      Shutdown of Non-Core Operations                                                           $3,846

Total                                                                                         $111,726
                                                                                         =============



Balance sheet data at April 30, 2001

Cash on hand                                                                                   $37,200

Total debt                                                                                    $369,300